Exhibit 99.1

Consolidated financial statements of
Variperm Holdings Ltd.

December 31, 2023 and 2022

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors of Variperm Holdings Ltd.

Opinion
We have audited the consolidated financial statements of Variperm Holdings Ltd. and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2023 and 2022, and the related consolidated statements of earnings and retained earnings, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the "financial statements").
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with Accounting Standards for Private Enterprises in Canada.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matter
As discussed in Note 1 to the financial statements, the Company prepares its financial statements in accordance with Accounting Standards for Private Enterprises in Canada, which differs from accounting principles generally accepted in the United States of America. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with Accounting Standards for Private Enterprises in Canada, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte LLP
Chartered Professional Accountants
Calgary, Canada
June 6, 2024

Variperm Holdings Ltd.
Consolidated balance sheets

As at December 31, 2023 and 2022

	Notes	2023	2022
Assets
Current assets
Cash		$7,186,353	$—
Accounts receivable		31,542,640	30,200,371
Inventories	3	17,745,879	19,176,915
Prepaid expenses and deposits	2	2,076,798	6,372,272
Due from Variperm Energy Services Partnership	12	155,764	—
		58,707,434	55,749,558

Property and equipment	4	27,509,889	30,121,968
Intangible assets	5	1,011,000	1,011,000
Goodwill		8,975,381	8,975,381
		$96,203,704	$95,857,907

Liabilities
Current liabilities
Short-term borrowings	6	$—	$12,314,086
Accounts payable and accrued liabilities	7	8,394,891	6,333,118
Income taxes payable		6,147,765	9,090,767
Deferred revenue		395,216	1,246,714
		14,937,872	28,984,685

Future income taxes	8	4,860,000	4,890,000
Due to Variperm Energy Services Partnership	12	—	10
		19,797,872	33,874,695

Commitments and contingencies	10

Shareholders' equity
Share capital	9	4,057,990	20,596,806
Contributed surplus	9	1,498,946	1,349,741
Retained earnings		70,848,896	40,036,665
		76,405,832	61,983,212
		$96,203,704	$95,857,907

The accompanying notes are an integral part of the consolidated financial statements.

Variperm Holdings Ltd.
Consolidated statements of earnings and retained earnings

Years ended December 31, 2023 and 2022

	Notes	2023	2022
Revenue
Service		$164,272,514	$145,797,515
Product		10,019,783	7,387,697
Total revenue		174,292,297	153,185,212

Direct costs		81,686,683	81,955,388
Depreciation of property and equipment		4,184,719	3,850,880
Gross profit		88,420,895	67,378,944
General and administrative expenses		19,120,859	17,825,159
Earnings from operations before the following		69,300,036	49,553,785

Other expenses (income)
(Gain) loss on disposal of property and equipment		(28,248)	551,298
Interest (income) expense and fees		(5,140)	345,989
Stock-based compensation	9	196,105	296,400
Foreign exchange (income) loss		(50,217)	(155,595)
Transaction costs		2,533,831	—
		2,646,331	1,038,092
Earnings before income taxes		66,653,705	48,515,693

Income taxes
Current		16,337,529	10,327,521
Future	8	(30,000)	1,238,000
		16,307,529	11,565,521

Net earnings		50,346,176	36,950,172
Retained earnings, beginning of year		40,036,665	3,101,482
Dividends		(19,414,283)	(14,989)
Foreign currency translation		(119,662)	—
Retained earnings, end of year		$70,848,896	$40,036,665

The accompanying notes are an integral part of the consolidated financial statements.

Variperm Holdings Ltd.
Consolidated statements of cash flows

Years ended December 31, 2023 and 2022

	Notes	2023	2022
Operating activities
Net earnings		$50,346,176	$36,950,172
Items not affecting cash
Depreciation of property and equipment		4,184,719	3,850,880
(Gain) loss on disposal of property and equipment		(28,248)	551,298
Future income taxes		(30,000)	1,238,000
Other		(119,662)	—
Stock-based compensation		196,105	296,400
		54,549,090	42,886,750

Changes in non-cash operating working capital items
Accounts receivable		(1,342,269)	(5,925,567)
Inventories		1,431,036	(9,441,443)
Prepaid expenses, deposits and other current assets		4,139,700	(3,955,889)
Accounts payable and accrued liabilities		2,061,773	(1,001,990)
Income taxes payable		(2,943,002)	9,611,232
Deferred revenue		(851,498)	(590,955)
		2,495,740	(11,304,612)
		57,044,830	31,582,138

Investing activities
Purchase of property and equipment		(1,602,707)	(3,318,465)
Proceeds on disposal of property and equipment		58,315	119,782
		(1,544,392)	(3,198,683)

Financing activities
Return of capital	9	(16,585,716)	(31,985,012)
Dividends paid	9	(19,414,283)	(14,989)
		(35,999,999)	(32,000,001)

Increase (decrease) in cash		19,500,439	(3,616,546)
(Short-term borrowings) cash, beginning of year		(12,314,086)	(8,697,540)
Cash (short-term borrowings), end of year		$7,186,353	$(12,314,086)

The accompanying notes are an integral part of the consolidated financial statements.

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2023 and 2022
Variperm Holdings Ltd. (the "Company") was incorporated under the Business Corporations Act of Alberta on January 20, 2014. The Company, through its wholly owned subsidiaries, Variperm Energy Services Inc., 2357835 Alberta Ltd., and Pacific Perforating Inc., provides sand control and related downhole products and services to the oilfield and agricultural industries in Western Canada as well as California, USA.
1.    Accounting policies
Basis of presentation
The consolidated financial statements have been prepared in accordance with accounting standards for private enterprises ("ASPE") in Canada and include the consolidated financial position, results of operations, and cash flows of the Company and its wholly owned subsidiaries. All intercompany balances, transactions and profits have been eliminated.
Principles of consolidation
The consolidated financial statements comprise the accounts of the Company and its subsidiaries.
The Company’s subsidiaries are those entities over which the Company has control and has the right and ability to obtain future economic benefits, and is exposed to the related risks. Control is the continuing power to determine the strategic operating, investing and financing policies of the other entity without the co-operation of others, and may be achieved through voting rights, contractual rights, potential voting rights or a combination thereof.
Use of estimates
The preparation of financial statements in conformity with ASPE requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Key components of the consolidated financial statements requiring management to make estimates include the net realizable value of inventories, the useful life of long-lived assets, the potential impairment of goodwill and indefinite-life intangible assets, income taxes, the fair value of certain financial instruments and liabilities for contingencies. Actual results could differ from these estimates.
Financial instruments
The Company's financial instruments recognized in the balance sheet consists of cash, accounts receivable, short-term borrowings, accounts payable and accrued liabilities, and amounts due to Variperm Energy Services Partnership, a shareholder of the Company. Financial instruments are recorded at fair value when acquired or issued. All other financial instruments are reported at amortized cost, and tested for impairment when there are indicators of possible impairment. A previously recognized impairment loss may be reversed to a maximum of the original impairment. The amount of the write-down and any subsequent reversal is recognized in income in the period realized. Transaction costs on the acquisition, sale, or issue of financial instruments which are subsequently measured at fair value, are expensed when incurred. Transaction costs on the acquisition, sale or issue of all other financial instruments are added to or netted with the cost and are recognized straight-line over the expected life of the instrument.

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2023 and 2022
1.    Accounting policies (continued)
Cash and cash equivalents
Cash and cash equivalents consist of cash on deposit in banks, cash on hand, borrowings of a short-term nature through revolving bank facilities and highly liquid investments maturing in 60 days or less.
Inventories
Inventories are valued at the lower of cost and market. Work in progress cost consists of direct material and labor. Direct material cost is determined on a first-in, first-out basis. Market is defined as net realizable value.

Property and equipment
Property and equipment are recorded at cost. Repairs and maintenance expenditures that do not extend the useful life or improve the efficiency of the asset are expensed. Depreciation is provided by the Company at rates determined to depreciate the cost of the assets over their estimated useful lives as follows:

Equipment	10 years straight line
Rental tools	20 years straight line
Automotive	5 years straight line
Office equipment	5 years straight line
Leasehold improvements	Over the term of the lease
Intangible assets
Intangible assets are trade names and are recorded at cost, which have an indefinite life and therefore are not amortized.
Goodwill
The excess cost of assets acquired over the fair value of the identifiable assets acquired is recorded as goodwill. The value of goodwill of individual reporting units is assessed when events occur which indicate that there may have been impairment in the value. Goodwill is assessed by comparing the fair value of a reporting unit to the carrying value of its net assets. Where carrying value exceeds fair value, the carrying value is written down to equal fair value. Fair value of a reporting unit is determined by reference to discounted cash flow estimates, or other methods such as reference to recent market transactions involving similar assets.
Long-lived assets
When events indicate that a decrease in the net recoverable value of long-lived assets, which include property and equipment and intangible assets, may have occurred, management assesses the carrying value for indications of impairment. Impairment is tested by comparing the carrying value of the asset to its net recoverable value, the carrying value is written down to equal net recoverable value. The net recoverable value is determined by reference to cash flow estimates. There is no impairment for the years ended December 31, 2023 or 2022.

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2023 and 2022
1.    Accounting policies (continued)
Income taxes
The Company uses the future tax method of accounting for income taxes. Under this method, temporary differences arising between the tax basis of an asset or liabilities and its carrying amount on the balance sheet are used to calculate the future income tax liabilities or assets. Future income tax liabilities or assets are calculated using tax rates anticipated to apply in the periods that the temporary differences are expected to reverse.
Revenue recognition and deferred revenue
Revenue from slotting, seaming, wire-wrap, punch screen, flow control and machining is recognized when the service or product is complete and control is transferred to the customer where contractual arrangements permit, otherwise recognition occurs when products are shipped. All revenues are recognized only when evidence of an arrangement exists, the sales price is fixed or determinable and collectability is reasonably assured.
Any advance payment that the Company receives for products that are to be delivered in the future is deferred on the balance sheet until such time that the product is completed and shipped.
Stock-based compensation
The Company has a stock-based compensation plan described in Note 9. The fair value method of accounting is applied for awards and options awarded to directors, officers, employees and providers of service. Compensation is recorded based on the estimated fair value of the option on the grant date. Consideration paid on the exercise of options is recorded as contributed capital. Forfeitures are accounted for as an adjustment to expense when incurred.
Foreign currency translation
The consolidated financial statements of the Company are reported in Canadian dollars. One of the Company’s subsidiaries uses the US dollar as their measurement currency which is translated into Canadian dollars on consolidation using the temporal method. The subsidiary is considered to be a fully integrated foreign operation. Monetary assets and liabilities denominated in foreign currencies are translated to Canadian dollars at the exchange rate prevailing at the consolidated balance sheet date. Non-monetary items are translated at the exchange rate prevailing on the transaction date. Income and expenses are translated at the average exchange rate prevailing during the period in which the transactions take place. Unrealized gains and losses arising from foreign currency translation are included in the consolidated statements of earnings and retained earnings.
Employee benefit plan
The Company has a defined contribution RRSP plan that all employees can participate in. Employer contributions to the plan are expensed as employees earn the entitlement and contributions are made. Under the plan, the Company matches individual contributions annually up to a specified percentage of employee's compensation. The total expense under the defined contribution plan was $478,016 ($259,024 in 2022).

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2023 and 2022
2.    Prepaid expenses and deposits

	December 31,
	2023	2022
Prepaid - insurance	$569,490	$490,864
Prepaid - other	162,811	111,292
Deposits	1,344,497	5,770,116
	$2,076,798	$6,372,272
3.    Inventories

	December 31,
	2023	2022
Direct materials	$17,310,593	$18,603,716
Work in progress	435,286	573,199
	$17,745,879	$19,176,915
Inventories expensed in direct costs for the year were $80,608,481 ($72,716,930 in 2022).
4.    Property and equipment

	December 31, 2023
	Cost	Accumulated depreciation	Net book value
Equipment	$38,838,180	$15,747,509	$23,090,671
Rental tools	3,442,000	—	3,442,000
Automotive	1,596,115	841,657	754,458
Office equipment	612,918	562,486	50,432
Leasehold improvements	2,387,840	2,386,833	1,007
Assets under construction	171,321	—	171,321
	$47,048,374	$19,538,485	$27,509,889

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2023 and 2022
4.    Property and equipment (continued)

	December 31, 2022
	Cost	Accumulated depreciation	Net book value
Equipment	$39,858,097	$13,829,782	$26,028,315
Rental tools	3,442,000	—	3,442,000
Automotive	1,451,652	978,178	473,474
Office equipment	474,984	385,247	89,737
Leasehold improvements	1,670,544	1,647,646	22,898
Assets under construction	65,544	—	65,544
	$46,962,821	$16,840,853	$30,121,968
Assets under construction include equipment purchased but not yet installed or put into operation and are not depreciated until put into operations.
5.    Intangible assets

	December 31, 2023
	Cost	Accumulated impairment	Net book value
Trade name	$1,577,000	$566,000	$1,011,000

	December 31, 2022
	Cost	Accumulated impairment	Net book value
Trade name	$1,577,000	$566,000	$1,011,000
6.    Short term borrowings
The Company has available an operating loan facility authorized up to $30,000,000 CAD or $22,617,000 USD, in the form of a demand revolving loan which bears interest at prime plus 0.60%. The prime rate ranged from 6.45% to 7.2% in 2023 and 2.45% to 6.45% in 2022. The amounts drawn are in CAD and USD, and are repayable in that currency. The facility matures September 30, 2024. The Company was in compliance with all covenants and conditions for 2023 and 2022. The amount drawn under the operating loan facility was nil and $12,314,086 as of December 31, 2023 and 2022, respectively.

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2023 and 2022
7.    Accounts payable and accrued liabilities

	December 31,
	2023	2022
Accounts payable	$6,840,624	$5,225,991
Accrued liabilities	1,414,754	788,174
Government remittances payable	139,513	318,953
	$8,394,891	$6,333,118
8.    Future income taxes
The Company uses the future income tax method to determine future income tax on temporary differences between the carrying amounts of assets and liabilities on the consolidated financial statements and their respective tax bases. Future income tax is calculated using the enacted or substantively enacted tax rates that are expected to apply in the period when the liability is settled or the asset is realized. If expected tax rates change, future income taxes are adjusted to the new rates.
The composition of the net future tax liability consists of:

	December 31,
	2023	2022
Property and equipment	$4,863,850	$4,880,720
Deferred financing fees	(3,850)	(3,979)
Loss carryforwards	—	(61,260)
Other	—	74,519
	$4,860,000	$4,890,000

The movement in the future tax liability account is as follows:

	December 31,
	2023	2022
Future tax liability - opening balance	$4,890,000	$3,652,000
Future tax (recovery) expense	(30,000)	1,238,000
	$4,860,000	$4,890,000

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2023 and 2022
9.    Share capital
Authorized
Unlimited Common shares, issuable in series.
Issued

	# of shares	$
Class A common shares
January 1, 2022	3,150,001	$23,759,519
Return of capital	—	(17,271,906)
December 31, 2022	3,150,001	6,487,613
Return of capital	—	(2,523,423)
December 31, 2023	3,150,001	3,964,190

Class B common shares
January 1, 2022	2,683,334	28,775,399
Return of capital	—	(14,713,106)
December 31, 2022	2,683,334	14,062,293
Return of capital	—	(14,062,293)
December 31, 2023	2,683,334	—

Class C common shares
January 1, 2022	—	—
Issued through stock awards	4,375	46,900
December 31, 2022	4,375	46,900
Issued through stock awards	4,375	46,900
December 31, 2023	8,750	93,800
	5,842,085	$4,057,990
Any distributions, either by way of dividend or return of capital, are recorded when declared and approved by the Board of Directors. During the year ended December 31, 2023, dividends and return of capital in the amount of $19,414,283 and $16,585,716 were paid on the common shares, respectively ($14,989 and $31,985,012 in 2022, respectively).
The Company has established a stock option plan for directors, officers and key employees. The Board of Directors may periodically designate which directors, officers and employees of the Company are to be granted options. The terms and conditions are determined by the Board of Directors and are issued with the exercise price being equal to estimated fair value of the Company's units at the time of issue, expire 10 years from the issue date and vest over 4 years.

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2023 and 2022
9.    Share capital (continued)
Details of the option agreements outstanding are as follows:

Price range $	Outstanding #	Average life remaining (years)	Weighted average strike price $	Vested #	Weighted average strike price of vested options $
$7.63 - $10.00	299,500	6.50	$9.64	217,375	$9.71
During the year ended December 31, 2023, no options were granted to employees (44,500 in 2022) and no (nil in 2022) options were forfeited. Compensations costs of $149,205 ($249,500 in 2022) determined using the calculated value method were charged to net earnings in the current year. Assumptions under the fair value method for the options when originally granted were a risk free rate between 1.10% and 2.18%, expected life of the options of 10 years, a 0% forfeiture rate, a volatility rate of 46% - 59% and no expected dividends. The Company recognizes compensation costs on a straight-line basis.
Changes to contributed surplus relating to these costs are as follows:

January 1, 2022	$1,100,241
Stock-based compensation costs for options	249,500
December 31, 2022	1,349,741
Stock-based compensation costs for options	149,205
December 31, 2023	$1,498,946

On September 1, 2021 the Company granted two employees stock awards. A total of 17,500 Class C common shares were awarded to these employees, which will vest over four years. On each anniversary of the agreement, providing that the employees still work for the Company, 4,375 shares will be issued. During the year ended December 31, 2023, 4,375 (4,375 in 2022) of these stock awards were issued with a value of $113,543. Dividends on these stock awards paid during the year were $38,942 ($14,989 in 2022).
Included in the stock based compensation expense on the consolidated statements of earnings and retained earnings is the expense for both the stock options of $149,205 ($249,500 in 2022), and the stock awards of $46,900 ($46,900 in 2022).

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2023 and 2022
10.    Commitments and contingencies
(i)    The Company has various operating lease commitments with minimum payments of:

2024	$2,161,404
2025	1,844,502
2026	862,535
2027	26,383
2028	—
Thereafter	—
(ii)    The Company, through performance of its services and product sales obligations, is sometimes named as a defendant in litigation. The Company maintains a level of insurance coverage deemed appropriate by management and for matters for which insurance coverage can be maintained.
(iii)    The Company is a party to two legal proceedings. Although the ultimate result of the legal proceedings cannot be predicted with certainty, it is the opinion of the Company’s management that the outcome of these claims will not have a material effect on the financial position of the Company, its cash flows or net earnings.
11.    Risk management activities
The Company is exposed to financial risks that are managed as follows:
Credit risk
Accounts receivable include balances from a large number of customers. The Company assesses the credit worthiness of its customers on an on-going basis as well as monitoring the amount and age of balances outstanding. Accordingly, the Company views the credit risk associated with these amounts as normal for the industry. Primarily all of the Company's trade receivables are from customers in or related to the oil and gas industry. At year-end, two customers (four in 2022) accounted for 35% (55% in 2022) of trade accounts receivable. As at December 31, 2023, the Company had an allowance for doubtful accounts of $nil on outstanding trade receivables ($nil in 2022).
Interest rate risk
Interest rate risk refers to the consequences of interest rate changes on the Company's cash flows, financial position and earnings. The risk relates primarily to the Company's short-term borrowings financed at floating rates of interest. Management monitors interest rate trends and will fix rates or enter into hedging transactions as deemed necessary. No derivative financial instruments for hedging purposes are outstanding at year-end. At December 31, 2023, the operating facility was undrawn.
Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its obligations associated with financial liabilities. Cash flow from operations provides a substantial portion of the Company's cash requirements. Additional cash requirements are met with the use of the available credit facilities. The available credit facility provides flexibility in the short-term to meet operational needs and bridge long-term financing.

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2023 and 2022
11.    Risk management activities (continued)
Currency risk
Currency risk is the risk that the future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The Company has currency risk relating to purchases and sales of product in foreign currencies. Management monitors the prevailing exchange rates and has the ability to enter into derivative contracts to attempt to mitigate currency risk if deemed appropriate. At year end, the Company has no forward contracts in place.
Market risk
The Company's primary customer base is involved in the oil and gas sector in Western Canada and as such the Company's revenues are exposed to fluctuations in prices for natural gas, crude oil and natural gas liquids. Commodity prices are affected by many factors including supply, demand and the Canadian and U.S. dollar exchange rate.
Insurance
The Company purchases discretionary insurance to cover property damage, business interruption and liability risk of loss exposure.
12.    Related parties
The Company rents property from Nurco Holdings Ltd. which is owned by James Nurcombe (Company’s Founder and former Chairman). These transactions were made in the normal course of business and have been recorded at the exchange amounts. The amount paid for rent was $480,630 for the year ended December 31, 2023 ($480,630 in 2022).
Amounts due from Variperm Energy Services Partnership, a shareholder of the Company, are non-interest bearing with no fixed terms of repayment.
13.    Reconciliation to United States generally accepted accounting principles
These consolidated financial statements for years ended December 31, 2023 and 2022 have been prepared in accordance with ASPE which differs in certain respects from generally accepted accounting principles in the United States (“U.S. GAAP”). These consolidated financial statements are reported in Canadian dollars and the effects of price level changes and foreign currency translations are not considered in this reconciliation.
The following is a summary of material adjustments to net earnings for the years ended December 31, 2023 and 2022 and shareholders’ equity as of December 31, 2023 and 2022, necessary to reconcile those to net earnings and shareholders’ equity determined in accordance with U.S. GAAP.

Variperm Holdings Ltd.
Notes to the consolidated financial statements

December 31, 2023 and 2022
13.    Reconciliation to United States generally accepted accounting principles (continued)
Reconciliation of net earnings under ASPE to U.S. GAAP

	December 31,
	2023	2022
Net earnings as reported under ASPE	$50,346,176	$36,950,172
Operating lease expense	2,057,963	2,014,256
Amortization of leased assets	(2,114,189)	(2,100,833)
Accretion of lease liabilities	(38,191)	(40,144)
Net earnings under U.S. GAAP	$50,251,759	$36,823,451
Reconciliation of shareholders’ equity under ASPE to U.S. GAAP

	December 31,
	2023	2022
Shareholders' equity as reported under ASPE	$76,405,832	$61,983,212
Opening retained earnings	231,477	104,756
Operating lease assets	4,697,103	5,800,665
Operating lease liabilities	(4,791,520)	(5,927,386)
Shareholders' equity under U.S. GAAP	$76,542,892	$61,961,247
Operating leases
In these consolidated financial statements, lease rentals related to operating leases were recognized in net earnings over the lease term on a straight-line basis. No assets or liabilities were recognized on the balance sheet.
Under U.S. GAAP, assets and liabilities are recognized on the balance sheet for the rights and obligations created by operating leases and the operating lease expense is recognized on a straight-line basis over the term of the lease.
Consolidated statements of cash flows
In respect of the adjustments above, the differences between cash flows reported in the consolidated statements of cash flows in accordance with ASPE versus that under U.S. GAAP is an increase of operating cash flows and a reduction in financing cash flows in the amount of $94,417 for the year ended December 31, 2023, and $126,721 for the year ended December 31, 2022.
Aside from the above, there are no material differences between cash flows reported in the consolidated statements of cash flows under ASPE and the consolidated statements of cash flows prepared in accordance with U.S. GAAP.
14.    Subsequent events
On November 1, 2023, the Company entered into an agreement to sell all the shares of the Company to an entity whose shares are traded on the New York Stock Exchange. The transaction closed on January 4, 2024.